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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 18, 2008
(Date of Earliest Event Reported: April 5, 2007)

CYBER DEFENSE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Florida	333-46424	45-0508387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5147 South Harvard Ave. Suite 138
Tulsa, Oklahoma 74135
(Address of principal executive offices) (Zip Code)

(504) 524-5425

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding the beliefs, expectations, intentions or strategies of Cyber Defense Systems, Inc. (the "Company") for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Company products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions, which could cause the Company's actual results to differ from management's current expectations, are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing except as required by law.

Item 8.01 OTHER EVENTS
Cyber Defense Systems Inc. (‘Cyber’) has been notified of defaults existing on a secured term loan with Ayuda Funding Corp., the company has also been notified by W. C. Bradley owners of the facility rented by Techsphere Systems International, Inc. (“TSI”) in Columbus, Georgia that is currently in default and the assets of TSI will be sold to pay the charges in arrears. Southland Aviation and Delta Sigma vendors that have had invoices and storage fees with TSI have notified the company that certain assets have been sold for $125,000, the proceeds were applied to the outstanding vendor balances and additional assets held by these vendors will be sold to pay outstanding invoices currently due. Cyber, the majority shareholder of TSI has negotiated a settlement with these parties for the outstanding balances and is currently seeking buyers of these identified assets to satisfy the agreed to settlements and the cure existing defaults on the Ayuda loan made to TSI Holdings, LLC and Airship Leasing Co., LLC both subsidiaries of Cyber and guaranteed by William C. Robinson the company’s CEO. The company plans to sell the airship assets and pay down the secured lenders debt and any existing company’s payroll taxes now currently due. The company has closed all operations relating to the airship business in both Georgia and Alabama. The company has also settled its obligations with its landlord, Bryan Dairy Limited on its St. Petersburg, Florida facility. Cyber had entered into a five year lease that was settled by agreeing to pay $7,800 and the company’s CEO, William C. Robinson also had to guarantee the settlement balance of $10,000 to be paid over the next twelve months. Cyber has now completed its move of all primary operations from Florida and Georgia to Oklahoma, closing all operations in Georgia and keeping a satellite location in Florida. The company continues to seek business in the Unmanned Aerial Vehicles (UAV), market and is currently either completing or bidding new UAV projects. Once the existing debt is restructured and or settled, the company will utilize recently formed operating subsidiaries and will explore joint ventures, acquisitions and or combination with other companies and opportunities in both the UAV and other business ventures. Cyber continues to move towards a restructuring and completion of the 10K SB and 10Q’s with hopes to be able to release these results in the near future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)  None.
(b)  None.
(c) Exhibits:
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 18, 2008

CYBER DEFENSE SYSTEMS, INC.

By:	/s/ William C. Robinson
Name: William C. Robinson
Title: Chief Executive Officer